SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 26, 2003

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

99.1        Press Release

Item 9.    Regulation FD Disclosure

On August 26, 2003, the Company issued a press release regarding its projected earnings for the third quarter ended September 30, 2003. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The following definition and forward looking statements shall be deemed to be incorporated into Exhibit 99.1:

DEFINITION: EBITDA is defined as net income (loss) before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating Massey Energy because it is widely used in the coal industry as a measure to evaluate a company’s operating performance before debt expense and its cash flow. EBITDA does not purport to represent operating income, net income or cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBITDA, the presentation here may not be comparable to other similarly titled measures of other companies. Management’s discretionary use of funds depicted by EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

FORWARD-LOOKING STATEMENTS: The foregoing release contains forward-looking statements regarding projected earnings levels, cost reductions, new contracts and financial performance. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; fluctuation in coal prices which could adversely affect the Company’s operating results and cash flows; deregulation of the electric utility industry; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental regulations, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey Energy’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K/A filed on April 7, 2003, its Form 10-Q filed on May 15, 2003, its Form 10-Q filed on August 14, 2003, as amended, and its Form S-3 filed on July 18, 2003. Massey Energy’s filings are available either publicly, under the Investor Relations page of Massey Energy’s website, www.masseyenergyco.com, or upon request from Massey Energy’s Investor Relations Department: (866) 814-6512. Massey Energy disclaims any intent or obligation to update its forward-looking statements. For further information, please contact: Investor Relations, Katharine W. Kenny, (804) 788-1824, of Massey Energy or e-mail the Company at www.masseyenergyco.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 27, 2003		MASSEY ENERGY COMPANY

	By:	/s/ THOMAS J. DOSTART

	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel and Secretary